Exhibit 5.2

November 21, 2019

American Equity Investment Life Holding Company

6000 Westown Parkway

West Des Moines, Iowa 50266

Re:	American Equity Investment Life Holding Company—Offering of 16,000,000
Depositary Shares, Each Representing a 1/1,000th Interest in a Share of
5.95% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A

Ladies and Gentlemen:

We have acted as special United States counsel to American Equity Investment Life Holding Company, an Iowa corporation (the “Company”), in connection with the public offering by the Company of 16,000,000 depositary shares, (the “Depositary Shares”), representing 16,000 shares (the “Preferred Shares”) of the Company’s 5.95% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A, par value $1.00 and $25,000 liquidation preference per share (the “Preferred Stock”). The Preferred Shares are to be deposited with Computershare Inc. and Computershare Trust Company, N.A. acting jointly as depositary (collectively, the “Depositary”), pursuant to the Deposit Agreement, dated November 21, 2019 (the “Deposit Agreement”), among the Company, the Depositary, the other parties thereto and the holders from time to time of receipts issued under the Deposit Agreement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)               the registration statement on Form S-3ASR (File No. 333-233544) of the Company relating to preferred stock, depositary shares and other securities of the Company filed on August 30, 2019 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

American Equity Investment Life Holding Company

November 21, 2019

(b)               the prospectus, dated August 30, 2019 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)               the preliminary prospectus supplement, dated November 12, 2019 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Depositary Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)               the prospectus supplement, dated November 14, 2019 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Depositary Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(e)               an executed copy of the Deposit Agreement;

(f)                an executed Receipt registered in the name of Cede & Co., relating to the Depositary Shares (the “Receipt”);

(g)               an executed copy of the Underwriting Agreement (the “Underwriting Agreement”), dated November 14, 2019, between the Company and Morgan Stanley & Co. LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the several Underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Depositary Shares; and

(h)               an executed copy of a certificate of Renee D. Montz, Executive Vice President, General Counsel and Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.

In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopies, and the authenticity of the originals of such documents. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties set forth in the Underwriting Agreement.

American Equity Investment Life Holding Company

November 21, 2019

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Receipt, when issued under the Deposit Agreement against deposit of the underlying Preferred Shares in accordance with the provisions of the Deposit Agreement and upon payment by the Underwriters in accordance with the Underwriting Agreement, will be duly and validly issued and entitle the registered holder thereof to the rights specified in such Receipt and in the Deposit Agreement.

The opinion stated herein is subject to the following qualifications:

(a)               the opinion stated herein is limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)               we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to the Underwriting Agreement or the Deposit Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)               we have assumed that the Receipt evidencing the Depositary Shares was signed by one of the authorized officers of the Depositary and registered by such Depositary;

(d)               we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to the Underwriting Agreement or the Deposit Agreement with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any party to the Underwriting Agreement or the Deposit Agreement; and

(e)               we have assumed that the Preferred Shares have been duly authorized by all requisite corporate action on the part of the Company, have been validly issued, and are fully paid and non-assessable, and certificates therefor have been duly executed and delivered and have been properly deposited with the Depositary pursuant to the terms of the Deposit Agreement.

In addition, in rendering the foregoing opinion we have assumed that:

(a)               the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Underwriting Agreement and the Deposit Agreement;

American Equity Investment Life Holding Company

November 21, 2019

(b)               the Company has the corporate power and authority to execute, deliver and perform all its obligations under the Underwriting Agreement and the Deposit Agreement;

(c)               each of the Underwriting Agreement and the Deposit Agreement has been duly authorized, executed and delivered by all requisite corporate action on the part of the Company;

(d)               neither the execution and delivery by the Company of the Underwriting Agreement or the Deposit Agreement nor the performance by the Company of its obligations thereunder, including the issuance of the Receipt: (i) conflicts with or will conflict with the certificate of incorporation and bylaws of the Company, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject; and

(e)               neither the execution and delivery by the Company of the Underwriting Agreement or the Deposit Agreement nor the performance by the Company of its obligations thereunder requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

DSY